As filed with the Securities and Exchange Commission on January 28, 2009
Registration No. 333-144476

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE
THE SECURITIES ACT OF 1933

TRANSMETA CORPORATION
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
77-0402448
(IRS Employee Identification No.)
2540 Mission College Boulevard
Santa Clara, California 95054
(408) 919-3000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Zaki Rakib
Transmeta LLC
2460 North First Street, Suite 200
San Jose, CA 95131
(408) 582-5300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.
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     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE:
REMOVAL OF SECURITIES FROM REGISTRATION
     On January 27, 2009, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 17, 2008, by and among Transmeta Corporation, a Delaware corporation (“Transmeta”), Novafora, Inc., a Delaware corporation (“Novafora”), and Transformer Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary of Novafora (“Merger Sub”), Transmeta was merged with and into Merger Sub, with Merger Sub surviving the merger as a wholly owned subsidiary of Novafora (the “Merger”). In connection with the Merger, Merger Sub changed its name to Transmeta LLC.
     Pursuant to the undertakings contained in Part II of the Registration Statement on Form S-3 (Registration No. 333-144476) (the “Registration Statement”), Merger Sub, as successor to Transmeta by virtue of the Merger, is removing from registration, by means of this Post-Effective Amendment No. 1 (this Post-Effective Amendment No. 1) to the Registration Statement, any securities registered under the Registration Statement which have not been sold or otherwise issued as of the date of the filing of this Post-Effective Amendment No. 1.

SIGNATURES

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, Transmeta LLC (as successor to the Registrant) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 28th day of January, 2009.

TRANSMETA LLC (as successor to Transmeta Corporation)
By:	Novafora, Inc., its sole member

By:	/s/ Jodi Pittman
Name: Jodi Pittman
Title: Chief Financial Officer, Novafora, Inc. (Duly authorized officer)